                  [Letterhead of BDO Seidman, LLP]

EXHIBIT 24.1
------------

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Allegiant Bancorp, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-13451) of Allegiant Bancorp, Inc. (the Company) of our report dated January 24, 1997, relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB as of and for the year ended December 31, 1996.

                                              /s/ BDO Seidman, LLP

St. Louis, Missouri
March 17, 1997